                                                                     Exhibit 11

                            FOREST OIL CORPORATION
         Calculation of Earnings (Loss) Per Share of Common Stock
                                 (Unaudited)

                                                         Three Months Ended             Nine Months Ended
                                                    ----------------------------  ----------------------------
                                                    September 30,  September 30,  September 30,  September 30,
                                                        1997           1996           1997           1996
                                                    -------------  -------------  -------------  -------------
                                                              (In Thousands Except Per Share Amounts)
Primary earnings (loss) per share:
 Net earnings (loss)                                  $(11,776)            879       (10,450)        (2,408)
 Less dividend requirements on
  $.75 Convertible Preferred Stock                           -            (539)         (189)        (1,619)
                                                      --------          ------       -------         ------
 Net earnings (loss) attributable to common stock
  for primary earnings (loss) per share calculation   $(11,776)            340       (10,639)        (4,027)
                                                      --------          ------       -------         ------
                                                      --------          ------       -------         ------

 Weighted  average number of common
  shares outstanding                                    33,970          26,100        32,776         23,698
                                                      --------          ------       -------         ------
                                                      --------          ------       -------         ------

Primary earnings (loss) per share of common stock     $   (.35)            .01          (.32)          (.17)
                                                      --------          ------       -------         ------
                                                      --------          ------       -------         ------
Fully diluted earnings (loss) per share:
 Net earnings (loss) attributable to common stock,
  as above                                            $(11,776)            340       (10,639)        (4,027)

 Add dividend requirements on $.75 Convertible
  Preferred Stock                                            -             539           189          1,619
                                                      --------          ------       -------         ------
Net earnings (loss) attributable to common stock for
 fully diluted earnings (loss) per share calculation  $(11,776)            879       (10,450)        (2,408)
                                                      --------          ------       -------         ------
                                                      --------          ------       -------         ------
Weighted average number of common shares
 outstanding                                            33,970          26,100        32,776         23,698
Dilutive effect of:
 $.75 Convertible Preferred Stock                            -           2,015           622          2,015
                                                      --------          ------       -------         ------
Weighted average number of common shares
 outstanding, as adjusted                               33,970          28,115        33,398         25,713
                                                      --------          ------       -------         ------
                                                      --------          ------       -------         ------
* Fully diluted earnings (loss) per share of common
   stock                                              $   (.35)            .03          (.31)          (.09)
                                                      --------          ------       -------         ------
                                                      --------          ------       -------         ------

* The fully diluted loss per share is not presented in the Company's financial statements because the effects of assumed exercises and conversions were anti-dilutive.